UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT  TO  SECTION 13 OR  15(d) OF  THE

SECURITIES  EXCHANGE  ACT  OF  1934

Date of Report (Date of earliest event reported): August 6, 2011

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Bronte Road, Suite 121 Oakville, Ontario, Canada	L6L 3B7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (705) 864-1095

72 Birch Street East, Chapleau, Ontario, Canada POM 1K0

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00208594. }

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of                                   Principal Officers

                (a)           Departure of Director

On August 6, 2011, Mr. Ryan Bignucolo resigned from his position as Director of Joshua Gold Resources Inc. (the “Company”), which resignation was effective on that date.  Mr. Bignucolo’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

 (b)          Election of Director

On August 6, 2011, a majority of the shareholders of the Company, by written consent, elected Dr. Cam Cheriton to serve on the Company’s Board of Directors, together with the Company’s existing directors, Benjamin Ward and Ben Fuschino, until his successor is duly elected and qualified.

Dr. Cam Cheriton, Ph.D., has over 50 years of experience in the mining industry, working for companies such as Atapa Minerals, Consolidated Mining Company of Canada, the Anaconda Copper Mining Company, Texas Gulf Sulphur, the Conwest Exploration Company, and the Geological Survey of Canada.  Dr. Cheriton studied at the University of Saskatchewan, the University of British Columbia, and Harvard University where he completed a Ph.D. in Economic Geology. Dr. Cheriton is a registered Professional Engineer of the Province of Ontario and is a "qualified person" within the meaning of National Instrument 43-101. Dr. Cheriton is directly responsible for the discovery of a number of ore deposits; one of note is the Caribou Mine in New Brunswick, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: August 10, 2011	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO, CFO and Director